UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2007

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (508) 793-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 30, 2007, Biovest International, Inc., a Delaware corporation (the “Company”), completed the closing of a financing transaction (the “Transaction”) with Valens Offshore SPV II, Corp., a Delaware corporation and Valens U.S. SPV I, LLC., a Delaware corporation (collectively “Valens”), pursuant to which Valens purchased from the Company two secured promissory notes in the aggregate principal amount of $500,000 (the “Notes”) and entered into two royalty agreements (the “Royalty Agreements”) whereby Valens has been granted royalty interests in the worldwide net sales and license revenues from the Company’s BiovaxID™ anti-cancer vaccine.

The Notes were purchased pursuant to Note Purchase Agreements between the Company and Valens (the “Purchase Agreement”). The following describes certain material terms of the Transaction:

•	The Notes are non-amortizing and payable in a single payment of principal plus accrued interest at maturity.

•	The Notes will become due and payable on March 31, 2009. The Notes can be prepaid by the Company at any time without penalty.

•

The outstanding principal amount of the Notes will bear interest at a rate equal to prime rate plus 2% per annum. In addition to the interest on the Notes, the Company paid Valens a closing payment in the amount of $17,500 upon the closing of the Transaction. The obligations pursuant to the Notes are secured by a lien against all assets of the Company.

•

The Royalty Agreements provide that Valens shall receive an aggregate royalty equal to two percent (2%) of the Company’s direct worldwide net sales of biologic products and of license revenues from commercial sales of the Company’s biologic products, including without limitation the Company’s BiovaxID™ anti-cancer vaccine.

Additionally, on October 31, 2007 the Company issued to Pulaski Bank & Trust Company, St. Louis (“Pulaski”) a Warrant to purchase 45,218 shares of the Company’s Common Stock at a purchase price of $1.10 per share, exercisable immediately with a five-year term. This Warrant was issued in connection with the Company’s confirmation of the extension of the maturity date of the Promissory Note to Pulaski dated April 22, 2007 in the principal amount of $750,000 through October 21, 2007. The Company did not make payment on the maturity date; however, no demand for payment has been made in connection with this Promissory Note.

On November 2, 2007, Biovest entered into a Forbearance Agreement (the “Forbearance”) with Laurus Master Fund, Ltd. (“Laurus”), formalizing the understandings previously reached by Laurus and Biovest with respect to Biovest’s Promissory Note to Laurus dated March 31, 2006 (the “Note”) with current outstanding principal balance of $7,195,613. The Forbearance confirms that no Event of Default currently exists under the Note, and defers all payments of principal and interest due for the period of

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March, 2007 through December 31, 2007 until the earlier of a closing of a financing with defined level of proceeds or at the Maturity Date of the Note. In consideration for the Forbearance Biovest has agreed to pay to Laurus the additional sum of approximately $1.7 million payable at the Maturity Date of the Note.

Each of the notes and securities described above were issued by the Company as described above in transactions that were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and by virtue of Rule 506 of Regulation D under the Securities Act. Such sale and issuance did not involve any public offering, was made without general solicitation or advertising, and all parties to the transactions are accredited investors with access to all relevant information necessary to evaluate the investment and represented to us that the Notes and Common Stock were being acquired for investment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ James A. McNulty
James A. McNulty, CPA
Chief Financial Officer

Date: November 2, 2007

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Note Purchase Agreement dated October 30, 2007, between Biovest International, Inc. (“Biovest”) and Valens Offshore SPV II, Corp.

10.2	Note Purchase Agreement dated October 30, 2007, between Biovest and Valens U.S. SPV I, LLC.

10.3	Royalty Agreement dated October 29, 2007, between Biovest and Valens Offshore SPV II, Corp.

10.4	Royalty Agreement dated October 29, 2007, between Biovest and Valens U.S. SPV I, LLC.

10.5	Secured Promissory Note dated October 30, 2007 between Biovest and Valens Offshore SPV II, Corp.

10.6	Secured Promissory Note dated October 30, 2007 between Biovest and Valens U.S. SPV I, LLC.

10.7	Master Security Agreement dated October 30, 2007 between Biovest and Valens U.S. SPV I, LLC. and Valens Offshore SPV II, Corp.

10.8	Amendment dated as of October 31, 2007 between Biovest and Laurus Master Fund, Ltd.

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